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                                    EXHIBIT 5


                             JOINT FILING AGREEMENT

     Each of the undersigned represents that he, she or it is eligible to use
Schedule 13D to report his, her or its beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of common stock, par value $.001 per share ("Common Stock"), of Inverness Medical Innovations, Inc., a Delaware corporation ("Innovations").

     Each of the undersigned agrees:

     1. that he, she or it is responsible for the timely filing of, a Schedule 13D, and any amendments thereto (the "Schedule 13D"), with respect to his, her or its beneficial ownership reporting obligations with respect to the Common Stock;

     2. that he, she or it is responsible for the completeness and accuracy of the information concerning him, her or it contained in the Schedule 13D, but is not responsible for the completeness or accuracy of the information concerning any other persons or entities making the filing, unless he, she or it knows or has reason to believe that such information is inaccurate; and

     3. in accordance with Rule 13d-1(k)(1) promulgated under the Exchange Act, to the joint filing with each of the other persons or entities executing this joint filing agreement (this "Agreement"), on behalf of each of them, of the Schedule 13D (including all amendments thereto) and that this Agreement be included as an exhibit to the Schedule 13D.


     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of June 6, 2002.

                                          /s/ Ron Zwanziger
                                          -------------------------------------
                                          Ron Zwanziger

                                          /s/ Janet M. Zwanziger
                                          -------------------------------------
                                          Janet M. Zwanziger




                                          ZWANZIGER FAMILY VENTURES, LLC


                                          By: /s/ Ron Zwanziger
                                             ----------------------------------
                                             Ron Zwanziger
                                             Manager